Exhibit 23.01

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the March 31, 2004 Form 10-Q of our review report dated April 23, 2004 accompanying the financial statements and schedules.

Summer, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

May 10, 2004